Exhibit 99.1

One Stop Systems Reports Q1 2024 Results

Company to Hold a Conference Call Today at 5:00 p.m. Eastern Time

ESCONDIDO, Calif. – May 9, 2024 – – One Stop Systems, Inc. ("OSS" or the "Company") (Nasdaq: OSS), a leader in rugged Enterprise Class compute for artificial intelligence (AI), machine learning (ML) and sensor processing at the edge, reported results for the first quarter ended March 31, 2024. All quarterly comparisons are to the same year-ago period unless otherwise noted.

"Over the past year, we have focused on transitioning our business away from legacy media and niche enterprise customers to pursue emerging opportunities within large and growing defense and commercial markets," stated OSS President and CEO, Mike Knowles. “While we expect the transition to take a couple more quarters to complete, I am encouraged by our performance during the 2024 first quarter, as consolidated revenue, bookings, gross margin, and EBITDA met or exceeded our plan. This is a testament to the focus we have employed and the investments we have made over the past year within our sales and product teams, and the diverse sales pipeline we are building. I want to thank everyone at OSS for their continued hard work during the quarter.”

“As we look to the remainder of 2024, we are excited by the long-term strategies we are pursuing to scale our business and drive profitable growth. Our OSS segment ended the first quarter with a book-to-bill ratio of 1.1 and we anticipate positive order trends will continue throughout the remainder of the year as our growing pipeline successfully converts to orders. In addition, we continue to focus on improving working capital efficiencies. Our efforts in the quarter generated $2.0 million of operating cash flow, increasing net cash and short-term investments by over $1 million from December 31, 2023. While certain market challenges in the short term may impact our second quarter results, we are focused on successfully returning to year-over-year revenue growth in the second half of 2024 and positive consolidated EBITDA in the coming quarters,” concluded Mr. Knowles.

First Quarter Operating and Customer Momentum

•
Won a pilot project to provide a liquid immersion-cooled data storage system for use on a deployable ground station. The project has begun, and is expected to lead to follow-on production orders in the coming quarters.
•
Received an order from an existing customer to design and manufacture a new ruggedized Liquid Cooling System for cooling self-driving technology in a commercial autonomous truck deployment. The initial order was valued at $300,000 for prototypes, and OSS expects to begin shipments later this year, with an additional order to follow this year.
•
Started shipping its latest Gen 5 4U Pro Accelerator System to a large composable infrastructure provider and expects shipments of this compute accelerator to total between $4 million and $6 million over the next three years.
•
Craig Powell, a proven sales executive bringing over 20 years of experience within international defense and C5ISR market verticals, joined the Company as Business Development Executive.

2024 First Quarter Financial Summary

Consolidated revenue was $12.7 million, a 24.6% decline from the prior year period. The year-over-year reduction in revenue was primarily a result of quarterly order fluctuations from a large defense customer and approximately $1.5 million related to a former media customer. Lower first-quarter revenue was partially offset by approximately $1.9 million in incremental revenue to an existing aerospace customer, and $0.6 million in additional revenue to an existing autonomous truck customer. Bressner segment revenue was $7.1 million, a 12.7% decline from the prior year period, primarily due to the expected discontinuance of and delays in certain programs.

The following table sets forth net revenue by product category for the three months ended March 31, 2024, and March 31, 2023, by segment:

	Three Months Ended
Entity:	March 31, 2024	% of Net Revenue	March 31, 2023	% of Net Revenue	% Change
OSS	$5,533,872	43.7%	$8,630,586	51.4%	-35.9%
Bressner	7,117,914	56.3%	8,151,308	48.6%	-12.7%
Total net revenue	$12,651,786	100.0%	$16,781,894	100.0%	-24.6%

Gross margin percentage was 29.4%, as compared to 30.2% in the same year-ago quarter. OSS segment gross margin was 34.2%, a reduction of 2.1 percentage points from the same period a year ago, primarily due to a less profitable mix of revenue. Bressner gross margin improved 1.9 percentage points to 25.7%, primarily due to a more favorable mix of revenue.

Total operating expenses decreased 5.4% to $5.0 million. This decrease was predominantly attributable to the elimination of costs associated with organizational restructuring and outside professional services, as well as reduced R&D expenses, partially offset by higher marketing and selling expenses during the quarter.

OSS reported a net loss of $1.3 million, or $0.06 per share, as compared to a net loss of $401,000, or $0.02 per share in the prior year. The Company reported a non-GAAP net loss of $931,000, or $0.04 per share, compared to non-GAAP net income of $90,000, or $0.00 per diluted share.

Adjusted EBITDA, a non-GAAP metric, was a loss of $456,000, a decrease from adjusted EBITDA of $633,000 in the prior year first quarter.

As of March 31, 2024, OSS reported cash and short-term investments of $12.9 million, and total working capital of $34.3 million, compared to cash and short-term investments of $11.8 million, and total working capital of $35.6 million at December 31, 2023.

Outlook

The Company anticipates revenue of approximately $13.0 million in the second quarter of 2024. The Company’s revenue guidance for the second quarter of 2024 includes expected program delays from certain defense customers as a result of the prolonged U.S. government budgeting process and continuing resolution for fiscal year 2024, and softer European customer demand over the near-term.

While the Company expects revenue in the second quarter will be down on a year-over-year basis, management anticipates sequential revenue growth throughout the year. This will be supported by a continued positive book-to-bill ratio, as OSS executes on converting its growing opportunity pipeline. In addition, European demand is expected to improve in the second half of 2024, and higher bookings in the Company’s core OSS business is expected to support year-over-year revenue growth and positive consolidated EBITDA in the coming quarters.

Conference Call

OSS will hold a conference call to discuss its results for the first quarter of 2024 followed by a question-and-answer period.

Date: Thursday, May 9, 2024

Time: 5:00 p.m. ET (2:00 p.m. PT)

Toll-free dial-in: 800-901-2707

International dial-in: 785-424-1629

Conference ID: ONESTOP (required for entry)
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1667836&tp_key=45b15714d0

A replay of the call will be available after 8:00 p.m. ET on May 9, 2024, through May 23, 2024.

Toll-free replay: 844-512-2921

International replay: 412-317-6671

Passcode: 11155784

About One Stop Systems

One Stop Systems, Inc. (Nasdaq: OSS) is a leader in AI enabled solutions for the demanding ‘edge’. OSS designs and manufactures Enterprise Class compute and storage products that enable rugged AI, sensor fusion and autonomous capabilities without compromise. These hardware and software platforms bring the latest data center performance to harsh and challenging applications, whether they are on land, sea or in the air.

OSS products include ruggedized servers, compute accelerators, flash storage arrays, and storage acceleration software. These specialized compact products are used across multiple industries and applications, including autonomous trucking and farming, as well as aircraft, drones, ships and vehicles within the defense industry.

OSS solutions address the entire AI workflow, from high-speed data acquisition to deep learning, training and large-scale inference, and have delivered many industry firsts for industrial OEM and government customers.

As the fastest growing segment of the multi-billion-dollar edge computing market, AI enabled solutions require—and OSS delivers—the highest level of performance in the most challenging environments without compromise.

OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com. You can also follow OSS on X, YouTube, and LinkedIn.

Non-GAAP Financial Measures

We believe that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The Company defines adjusted EBITDA as income (loss) before interest, taxes, depreciation, amortization, acquisition expenses, impairment of long-lived assets, financing costs, fair value adjustments from purchase accounting, stock-based compensation expense and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	For the Three Months Ended March 31,
	2024	2023
Net loss	$(1,339,622)	$(400,512)
Depreciation	289,547	256,465
Amortization of right-of-use assets	100,138	118,530
Stock-based compensation expense	408,740	474,209
Interest expense	35,342	32,705
Interest income	(141,725)	(110,266)
Provision for income taxes	191,269	261,502
Adjusted EBITDA	$(456,311)	$632,633

Adjusted EPS excludes the impact of certain items, and therefore, has not been calculated in accordance with GAAP. We believe that exclusion of certain selected items assists in providing a more complete understanding of our underlying results and trends and allows for comparability with our peer company index and industry. We use this measure along with the corresponding GAAP financial measures to manage our business and to evaluate our performance compared to prior periods and the marketplace. The Company defines non-GAAP income (loss) as income or (loss) before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-recurring acquisition costs. Adjusted EPS expresses adjusted income (loss) on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table reconciles non-GAAP net income and basic and diluted earnings per share:

	For the Three Months Ended March 31,
	2024	2023
Net loss	$(1,339,622)	$(400,512)
Amortization of intangibles	-	15,808
Stock-based compensation expense	408,740	474,209
Non-GAAP net (loss) income	$(930,882)	$89,505
Non-GAAP net (loss) income per share:
Basic	$(0.04)	$0.00
Diluted	$(0.04)	$0.00
Weighted average common shares outstanding:
Basic	20,709,234	20,251,509
Diluted	20,709,234	20,380,383

Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems or its partners that any of our plans or expectations will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our latest Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contacts:
Katie Rivera
One Stop Systems, Inc.
Tel (760) 745-9883

Email contact

Investor Relations:

Andrew Berger

Managing Director

SM Berger & Company, Inc.

Tel (216) 464-6400

Email contact

ONE STOP SYSTEMS, INC. (OSS)

CONSOLIDATED BALANCE SHEETS

	Unaudited	Audited
	March 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$6,904,102	$4,048,948
Short-term investments (Note 3)	5,955,248	7,771,820
Accounts receivable, net (Note 4)	7,406,766	8,318,247
Inventories, net (Note 5)	21,483,812	21,694,748
Prepaid expenses and other current assets	832,049	611,066
Total current assets	42,581,977	42,444,829
Property and equipment, net	2,245,647	2,370,224
Operating lease right-of use assets	1,817,582	1,922,784
Deposits and other	38,093	38,093
Deferred tax asset, net	140,848	-
Goodwill	1,489,722	1,489,722
Total Assets	$48,313,869	$48,265,652

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,671,483	$1,201,781
Accrued expenses and other liabilities (Note 6)	3,807,045	3,202,519
Current portion of operating lease obligation (Note 9)	413,679	390,926
Current portion of notes payable (Note 7)	1,357,201	2,077,895
Total current liabilities	8,249,408	6,873,121
Deferred tax liability, net	-	44,673
Operating lease obligation, net of current portion (Note 9)	1,693,542	1,765,536
Total liabilities	9,942,950	8,683,330
Commitments and contingencies (Note 9)
Stockholders’ equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 20,873,070 and 20,661,341 shares issued and outstanding, respectively	2,087	2,066
Additional paid-in capital	47,613,366	47,323,673
Accumulated other comprehensive income	513,815	675,310
Accumulated deficit	(9,758,349)	(8,418,727)
Total stockholders’ equity	38,370,919	39,582,322
Total Liabilities and Stockholders' Equity	$48,313,869	$48,265,652

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2024	2023
Revenue:
Product	$12,287,046	$16,388,684
Customer funded development	364,740	393,210
	12,651,786	16,781,894
Cost of revenue:
Product	8,818,756	11,416,539
Customer funded development	109,737	294,593
	8,928,493	11,711,132
Gross profit	3,723,293	5,070,762
Operating expenses:
General and administrative	2,094,317	2,285,101
Marketing and selling	1,920,113	1,786,681
Research and development	970,877	1,195,328
Total operating expenses	4,985,307	5,267,110
Loss from operations	(1,262,014)	(196,348)
Other income (expense), net:
Interest income	141,725	110,266
Interest expense	(35,342)	(32,705)
Other Income (expense), net	7,278	(20,223)
Total other income, net	113,661	57,338
Loss before income taxes	(1,148,353)	(139,010)
Provision for income taxes	191,269	261,502
Net loss	$(1,339,622)	$(400,512)

Net loss per share:
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)

Weighted average common shares outstanding:
Basic	20,709,234	20,251,509
Diluted	20,709,234	20,251,509

ONE STOP SYSTEMS, INC. (OSS)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,339,622)	$(400,512)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(188,674)	-
Disposal (Gain) on disposal of property and equipment	354	(43,243)
Provision for bad debt	-	30,000
Warranty reserves	(15,000)	591
Amortization of intangibles	-	15,808
Depreciation	289,547	256,465
Amortization of right-of-use assets	100,138	118,530
Inventory reserves	94,063	173,970
Stock-based compensation expense	408,740	474,209
Changes in operating assets and liabilities:
Accounts receivable	842,057	1,628,801
Inventories	(66,013)	(2,909,978)
Prepaid expenses and other current assets	(224,116)	(938,797)
Accounts payable	1,486,003	1,097,691
Accrued expenses and other liabilities	700,042	658,543
Operating lease liabilities	(44,141)	(138,115)
Net cash provided by operating activities	2,043,378	23,963

Cash flows from investing activities:
Redemption of short-term investment grade securities	1,811,364	918,609
Purchases of property and equipment, including capitalization of labor costs for test equipment and ERP	(167,168)	(85,085)
Net cash provided by investing activities	1,644,196	833,524

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	127,350	-
Payment of payroll taxes on net issuance of employee stock options	(246,376)	(326,534)
Proceed on borrowing of notes payable	-	-
Repayments on notes payable	(680,948)	(199,399)
Net cash (used in) financing activities	(799,974)	(525,933)

Net change in cash and cash equivalents	2,887,600	331,554
Effect of exchange rates on cash	(32,446)	26,310
Cash and cash equivalents, beginning of period	4,048,948	3,112,196
Cash and cash equivalents, end of period	$6,904,102	$3,470,060